UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 18, 2005

Commission file number 1-13163

YUM! BRANDS, INC.
(Exact name of registrant as specified in its charter)

North Carolina	13-3951308

(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

1441 Gardiner Lane, Louisville, Kentucky                40213
(Address of principal executive offices)                 (Zip Code)

Registrant’s telephone number, including area code:       (502) 874-8300

Former name or former address, if changed since last report:   N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 8 - Other Events

Item 8.01  Other Events
On May 18, 2005, YUM! Brands, Inc. issued a press release reporting Period 5 sales for its portfolio of International, China and U.S. businesses. The Company also confirmed its 2005 earnings per share estimate of at least $2.60 or 10% growth.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits
(c) Exhibits
99.1  Press Release dated May 18, 2005 from YUM! Brands, Inc.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC. (Registrant)

Date: May 18, 2005	/s/ Ted F. Knopf Senior Vice President of Finance and Corporate Controller (Principal Accounting Officer)

YUM! BRANDS INC. REPORTS ESTIMATED PERIOD 5 SALES
FOR ITS INTERNATIONAL, CHINA AND U.S. BUSINESSES
CONFIRMS 2005 EPS ESTIMATE OF AT LEAST $2.60 OR 10% GROWTH

Louisville, Ky. - May 18, 2005 - Yum! Brands Inc. (NYSE: YUM) today reported system sales for its International Division increased 6% prior to foreign currency conversion or 10% after conversion to U.S. dollars. As expected, system sales for its China Division were down 5% versus last year prior to foreign currency conversion or down 4% after conversion to U.S. dollars. U.S. blended same-store sales at company restaurants increased 4%.

The company confirms its full-year 2005 EPS estimate of at least $2.60 or 10% growth.

International Division System Sales Growth (Estimated)

	2005 Reported (U.S. $)	2005 Local Currency	2004 Local Currency

Period 5	+10%	+6%	+5%
Q2 to Date	+11%	+6%	+5%

Note: These results exclude the China Division. The company’s annual target growth rate for International Division system sales is at least +5% prior to foreign currency conversion.

China Division System Sales Growth (Estimated)

	2005 Reported (U.S. $)	2005 Local Currency	2004 Local Currency

Period 5	(4)%	(5)%	+43%
Q2 to Date	+4%	+3%	+27%

Note: The China Division includes mainland China, Thailand, and KFC Taiwan. For the purpose of this report, like calendar months have been compared. The company’s annual target growth rate for China Division system sales is at least 22% prior to foreign currency conversion.

As previously detailed in the company’s sales release dated March 24, 2005, and the first-quarter earnings release, dated April 20, 2005, sales at KFC restaurants in mainland China were negatively impacted by adverse publicity relating to an isolated issue with a seasoning supplier. A coloring ingredient was included in a limited number of products that necessitated temporarily withdrawing those products from restaurants in that market. This supplier issue has been resolved, and the products have been returned to the menu. Sales in our mainland China Pizza Hut restaurants were not impacted.

As expected, China Division Period 5 system sales were down 5%; consistent with our previous guidance of a 5% decline noted in our first-quarter earnings release dated April 20, 2005.

Sales recovery from the low point in the last week of Period 4 has been slow but sure. Currently, we expect Period 6 system-sales growth to be flat versus last year and sales recovery to continue into the third quarter.

The company continues to expect to open at least 375 new restaurants for the full year 2005 in the China Division.

U.S. Company Same-Store Sales Growth (Estimated)

	Period 5, 2005	Period 5, 2004

U.S. BLENDED	+4%	+3%
Taco Bell	+4%	+3%
Pizza Hut	+1%	+10%
KFC	+7%	(4)%

Note: The company’s annual target growth rate for U.S. same-store sales is +1% to +2%.

2005 Period 5 End Dates

International Division	4/18/2005
China Division	4/30/2005
U.S. Business	5/14/2005

Period 6 Sales Release

Sales results for Period 6 (the four-week period ending June 11, 2005, for the U.S. businesses) will be released Thursday, June 16, 2005.

International Division includes all operations outside the U.S., with the exception of those reported in the China Division. Currently, the International Division includes more than 11,000 system restaurants in 100 countries and territories. The International Division’s period close remains one period earlier than the company’s period-end date to facilitate consolidated reporting. Please refer to the reporting calendar posted on Yum! Brands’ Web site at the following URL: http://investors.yum.com/ireye/ir_site.zhtml?ticker=YUM&script=1000.

China Division includes mainland China, Thailand, and KFC Taiwan. Based on restaurant counts at the end of the first quarter 2005, the China Division includes 1,525 restaurants in mainland China, 366 restaurants in Thailand, and 132 KFC restaurants in Taiwan.

For 2005, we have moved forward mainland China’s business reporting calendar to more closely align the timing of reporting its results of operations with our U.S. business.

For purposes of this sales release, we have compared calendar months included in China Division’s current reporting calendar with those same months last year.

System-sales growth includes total sales from all restaurants regardless of ownership, including company-owned, franchise, license, and unconsolidated affiliate (joint-venture) restaurants. Sales of franchise, unconsolidated affiliate (joint-venture) and license restaurants generate franchise and license fees for the company (typically at a rate of 4% to 6% of sales). Franchise, unconsolidated affiliate (joint-venture) and license restaurant sales are not included in the company sales we present on our Consolidated Statements of Income in accordance with U.S. GAAP; however, the fees are included in the company’s revenues. We believe system-sales growth is useful to investors as a significant indicator of our company’s market share relative to competitors and the overall strength of our brands in the market place.

U.S. same-store sales include only company restaurants that have been open one year or more. U.S. blended same-store sales include KFC, Pizza Hut, and Taco Bell company-owned restaurants only. U.S. same-store sales for Long John Silver’s and A&W restaurants are not included. U.S. systemwide same-store-sales results are reported quarterly within the company’s earnings release and include only KFC, Pizza Hut and Taco Bell restaurants.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include those identified by such words as may, will, expect, project, anticipate, believe, plan and other similar terminology. These “forward-looking” statements reflect management’s current expectations regarding future events and operating and financial performance and are based on currently available data. However, actual results are subject to future events and uncertainties, which could cause actual results to differ from those projected in this announcement. Accordingly, you are cautioned not to place undue reliance on forward-looking statements. Factors that can cause actual results to differ materially include, but are not limited to, changes in global and local business, economic and political conditions in the countries and territories where Yum! Brands operates, including the effects of war and terrorist activities; changes in currency exchange and interest rates; changes in commodity, labor and other operating costs; changes in competition in the food industry, consumer preferences or perceptions concerning the products of the company and/or our competitors, spending patterns and demographic trends; the impact that any widespread illness or general health concern may have on our business and the economy of the countries in which we operate; the effectiveness of our operating initiatives and marketing, advertising and promotional efforts; new-product and concept development by Yum! Brands and other food-industry competitors; the success of our strategies for refranchising and international development and operations; the ongoing business viability of our franchise and license operators; our ability to secure distribution to our restaurants at competitive rates and to ensure adequate supplies of restaurant products and equipment in our stores; unexpected disruptions in our supply chain; publicity that may impact our business and/or industry; severe weather conditions; effects and outcomes of pending or future legal claims involving the company; changes in effective tax rates; our actuarially determined casualty loss estimates; new legislation and governmental regulations or changes in legislation and regulations and the consequent impact on our business; and changes in accounting policies and practices. Further information about factors that could affect Yum! Brands’ financial and other results are included in the company’s Forms 10-Q and 10-K, filed with the Securities and Exchange Commission.

Yum! Brands Inc., based in Louisville, Kentucky, is the world’s largest restaurant company in terms of system restaurants with nearly 34,000 restaurants in more than 100 countries and territories. Four of the company’s restaurant brands - KFC, Pizza Hut, Taco Bell and Long John Silver’s - are the global leaders of the chicken, pizza, Mexican-style food and quick-service seafood categories respectively. Yum! Brands is the worldwide leader in multibranding, which offers consumers more choice and convenience at one restaurant location from a combination of KFC, Taco Bell, Pizza Hut, A&W or Long John Silver’s brands. The company and its franchisees today operate over 2,900 multibrand restaurants. Outside the United States in 2004, the Yum! Brands’ system opened about three new restaurants each day of the year, making it one of the fastest growing retailers in the world. For the past two years, the company has been recognized in Fortune Magazine’s top 50 “Best Companies for Minorities,” claiming the number-one spot for “managerial diversity.”